Exhibit 99.1

news release	AVON PRODUCTS, INC. WORLD HEADQUARTERS 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105-0196

CONTACTS:
	MEDIA:	INVESTORS:
	Sharon Samuel (212) 282-5322	Renee Johansen Anita Bialkowska (212) 282-5320

Jennifer Vargas (212) 282-5404

AVON EXPECTS SAVINGS AND BENEFITS APPROACHING $900 MILLION

FROM ORIGINAL RESTRUCTURING, PRODUCT LINE SIMPLIFICATION AND

STRATEGIC SOURCING PROGRAMS – HIGHER THAN ANTICIPATED

AVON ALSO ANNOUNCES A NEW RESTRUCTURING PROGRAM TARGETING

SAVINGS OF APPROXIMATELY $200 MILLION; COSTS TO IMPLEMENT

EXPECTED TO BE IN RANGE OF $300-$400 MILLION

NEW YORK, NY, February 19, 2009 – Avon Products, Inc. (NYSE:AVP) today announced that it now expects to achieve higher-than-anticipated annualized savings and benefits approaching $900 million from its original restructuring program and its product line simplification and strategic sourcing initiatives. The company also announced a new restructuring program targeting annualized savings of approximately $200 million when fully implemented.

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Charles Cramb, Avon’s Vice Chairman, Chief Finance and Strategy Officer, said, “Our original restructuring program began in 2005, and over the last three years we have been dramatically transforming our cost structure and exceeding our original savings estimates as we fix the fundamentals of our business. Based on this progress, we expect the original restructuring program to deliver total savings of approximately $430 million by 2011-2012. We also expect to realize annualized benefits from our product line simplification and strategic sourcing initiatives in excess of $200 million and $250 million, respectively, in 2010.

“Fueled by this success, we’re also announcing that Avon will launch a new restructuring program that will target increasing levels of efficiency and organizational effectiveness across our global operations,” Mr. Cramb said. “This reflects both our constant turnaround mentality and our determination to aggressively manage our cost structure as we address the current macro-economic challenges.”

Avon said that the new restructuring program will focus on the company’s global supply chain operations, realigning certain local business support functions to a more regional basis to drive increased efficiencies, and streamlining transaction-related services, including selective outsourcing. Further details will be announced when initiatives are finalized.

The company also noted that the new restructuring program is targeted to achieve annualized savings of approximately $200 million upon full implementation by 2012-2013. Avon also said that the costs to implement the upcoming initiatives are expected to be in the range of $300-$400 million, with implementation anticipated to start in the second half of 2009.

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Avon, the company for women, is a leading global beauty company, with over $10 billion in annual revenue. As the world’s largest direct seller, Avon markets to women in more than 100 countries through 5.8 million independent Avon Sales Representatives. Avon’s product line includes beauty products as well as fashion and home products, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Advance Techniques, Avon Naturals, and Mark. Learn more about Avon and its products at www.avoncompany.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT

UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

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our ability to implement the key initiatives of and realize the operating margins and projected benefits (in the amounts and time schedules we expect) from our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification program, sales and operation planning process, strategic sourcing initiative, outsourcing strategies, zero-overhead-growth philosophy, cash flow from operations and cash management, tax, foreign currency hedging and risk management strategies;

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our ability to realize the anticipated benefits (including any projections concerning future revenue and operating margin increases) from our multi-year restructuring initiatives or other strategic initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring initiatives or other strategic initiatives;
•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;
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a general economic downturn, a recession globally or in one or more of our geographic regions, such as North America, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand such economic downturn, recession or conditions;

•	the inventory obsolescence and other costs associated with our product line simplification program;
•	our ability to effectively implement initiatives to reduce inventory levels in the time period and in the amounts we expect;
•	our ability to achieve growth objectives or maintain rates of growth, particularly in our largest markets and developing and emerging markets;
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our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, and our ability to negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

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•	the effect of political, legal and regulatory risks, as well as foreign exchange or other restrictions, imposed on us, our operations or our Representatives by governmental entities;
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our ability to successfully transition our business in China in connection with the resumption of direct selling in that market in 2006, our ability to operate using the direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

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the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, and the potential effect of such fluctuations on our business, results of operations and financial condition;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;
•	any consequences of the internal investigation of our China operations;
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information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;
•	the quality, safety and efficacy of our products;
•	the success of our research and development activities;
•	our ability to attract and retain key personnel and executives;
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competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;

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our ability to implement our Sales Leadership program globally, to generate Representative activity, to enhance the Representative experience and increase Representative productivity through investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives;

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the impact of the seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;
•	the risk of an adverse outcome in our material pending and future litigations;
•	our ratings and our access to financing and ability to secure financing at attractive rates; and
•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any such forward-looking statements.